Exhibit 99.1

Gold Crest Mines, Inc. and Electrum Ltd. Form an Alaskan Joint Venture

Spokane, Washington, April 23, 2008, For Immediate Release

Gold Crest Mines, Inc. (GCMN:OTCBB) is pleased to announce it has signed a joint venture agreement covering five gold exploration properties in Alaska with Cougar Gold LLC, a wholly-owned affiliate of Electrum Ltd.  The joint venture covers GCMN’s Kisa, Gold Lake, Gossan Valley, Little Swift and Gold Creek claim groups, totaling 15,320 acres, all in the Kuskokwim region of southwestern Alaska approximately 120 miles south of the Donlin Creek deposit.

Under the terms of the joint venture agreement, Cougar can earn a 55% interest in GCMN’s properties by spending a minimum of $750,000 in year one, $1,250,000 in year two and $1,500,000 in year three for a total of $3,500,000.  Cougar can earn an additional 25% interest, for a total of 80%, by spending an additional $2,500,000 over two years following the initial earn in period.  Cougar will be the operator of the joint venture.

In addition, Cougar has committed to make an investment of $250,000 to acquire 1,666,667 ordinary shares of GCMN ($.15/Share) by May 3, 2008.

Electrum Ltd., Cougar’s parent, is the global gold group and is a privately-held gold exploration company with one of the largest and most diversified exploration portfolios in the world.  Electrum holds interests in over 80 projects located in the western United States, Africa, South America, Asia, Eastern Europe and now Alaska.  Its management services company, Electrum USA Ltd., is headquartered in Denver, Colorado.

Tom Parker, President and CEO for GCMN, said, “We are extremely pleased to complete this joint venture agreement with a global exploration company with superior resources.  This is Electrum’s initial effort in Alaska and we believe their selection of GCMN’s properties further validates our past exploration efforts.”

Gold Crest Mines, Inc. is a junior gold exploration company with properties in Alaska and Idaho, and is a reporting company under the Securities and Exchange Act of 1934.  GCMN is listed on the NASDAQ Electronic Bulletin Board (OTCBB) under the symbol “GCMN.”

Further information about Gold Crest Mines, Inc. and its properties can be found at the Company’s website at www.goldcrestminesinc.com.

For more information please contact:

Tom Parker                                                                                         Chris Dail

President & CEO                                                                                Vice President, Exploration

Tel-509-893-0171                                                                               Tel-509-893-0171

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995:

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained herein contains “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “up to,” “approximately,” “likely,” or “anticipates” or the negative thereof or given that the future results covered by such forward-looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  For example, there is no assurance that past mining activities on the Company’s leases are indicative that any proven or probable reserves exist on the claims.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statement was made. Investors should carefully consider the preceding information as well as information contained in any news release before making any investment in the shares of the company. Gold Crest Mines, Inc. undertakes no obligation to update any forward-looking statements.